Exhibit 4.1

Execution Copy

VIRGIN MEDIA INC.

and

THE BANK OF NEW YORK,

as Trustee

Indenture

Dated as of April 16, 2008

6.50% Convertible Senior Notes due 2016

Certain Sections of this Indenture relating to Sections 310 through 318 of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section

§ 310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08
§ 311(a)	6.13
(b)	6.13
§ 312(a)	7.01
7.02(a)
(b)	7.02(b)
(c)	7.02(c)
§ 313(a)	7.03(a)
(a)(4)	7.03(a)
(b)	7.03(a)
(c)	7.03(a)
(d)	7.03(a)
§ 314(a)	7.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
§ 315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
6.03
(e)	5.14
§ 316(a)	5.12
(a)(1)(A)	5.02
5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	1.04(c)
§ 317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
§ 318(a)	1.07

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

i

Signatures

Schedule A

INDENTURE, dated as of April 16, 2008, between Virgin Media Inc., a Delaware corporation (the “Company”), having its principal office at 909 Third Avenue, Suite 2863, New York, New York 10022 and The Bank of New York, a New York banking corporation, as Trustee (herein called the “Trustee”).

Recitals of the Company

The Company has duly authorized the creation of an issue of its 6.50% Convertible Senior Notes due 2016 (herein called the “Initial Securities” and together with any Additional Securities, the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when executed by the Company and authenticated and delivered as provided herein and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” in the United States with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this Indenture; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 8.03.

“Additional Interest” means Additional Interest as defined in the Registration Rights Agreement.

“Additional Securities” means an unlimited maximum aggregate principal amount of Securities (other than the Initial Securities) issued under this Indenture.

“Additional Shares” has the meaning specified in Section 12.01.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Law” has the meaning specified in Section 6.15.

“Applicable Procedures” with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate reasonably determined in good faith by a responsible financial or accounting officer of the Issuer to be the interest rate implicit in such Sale/Leaseback Transaction in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

“Bankruptcy Law” means the United States Bankruptcy Code of 1978 or any similar U.S. federal or state law for the relief of debtors.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board of directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (or by a committee of the Board of Directors to the extent that any such committee has been authorized by the Board of Directors to establish or approve the matters contemplated) and to be in full force and effect on the date of such certification, and delivered to the Trustee.

 “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity issued by such Person including any Preferred Stock but excluding debt securities convertible into such equity.

 “Commission” or “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company.  However, subject to the provisions of Section 12.09, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by the principal executive, financial or accounting officer of the Company.

“Consideration Notice” has the meaning specified in Section 12.02(b).

“Conversion Agent” means the person authorized by the Company to convert Securities in accordance with Article 12.

“Conversion Date” means the date on which a holder complies with the conversion requirements in Section 12.02(c).

“Conversion Price” means at any time the amount equal to $1,000 divided by the then applicable Conversion Rate.

“Conversion Rate” has the meaning specified in Section 12.01.

“Corporate Trust Office” means the principal office of the Trustee currently located at 101 Barclay Street, New York, New York  10286, Attention: Corporate Trust Services Re: Virgin Media Inc., or such other address in New York, New York as the Trustee may designate from time to time by notice to the Noteholders, the Initial Purchasers and the Company or the principal corporate trust office of any successor Trustee.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Currency Agreement” means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Daily Cash Amount” has the meaning specified in the definition of Daily Settlement Amount.

“Daily Conversion Value” means, for each of the 30 consecutive VWAP Trading Days during the Observation Period, one-thirtieth (1/30) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 12.09) on such VWAP Trading Day, as determined by the Company. Any such determination shall be conclusive absent manifest error.

“Daily Settlement Amount” means, for each of the 30 VWAP Trading Days during the Observation Period,

(a)  an amount of cash equal to the lesser of (i) the quotient of the Specified Dollar Amount and 30 and (ii) the Daily Conversion Value relating to such VWAP Trading Day (in either case, the “Daily Cash Amount”); and

(b)  if such Daily Conversion Value exceeds the Daily Cash Amount, a number of shares of Common Stock (the “Deliverable Shares”) equal to (i) the difference between such Daily Conversion Value and the Daily Cash Amount divided by (ii) the Daily VWAP of the Common Stock for such VWAP Trading Day.

“Daily VWAP” of the Common Stock means, for each of the 30 consecutive VWAP Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page VMED.Q <equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for Common Stock to the scheduled close of trading on such market on such VWAP Trading Day, or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company

“default” has the meaning specified in Section 6.02.

“Defaulted Interest” has the meaning specified in Section 3.13.

“Deliverable Shares” has the meaning specified in the definition of Daily Settlement Amount.

“Depositary” has the meaning specified in Section 3.03.

“Directive” has the meaning specified in Section 8.03.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(i)            matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(ii)           is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a majority owned Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as is applicable); or

(iii)          is redeemable or may become (in accordance with is terms) upon the occurrence of certain events or otherwise redeemable or repurchasable at the option of the holder thereof, in whole or in part, in the case of each of clause (i), (ii) and (iii), on or prior to 180-days following the  Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to 180-days following the Stated Maturity of the Securities shall not constitute Disqualified Stock.

“Dividend Threshold Amount” has the meaning specified in Section 12.04(d).

“DTC” means The Depository Trust Company, a New York corporation, or any successor.

“Effective Date” means the date on which a Fundamental Change occurs or becomes effective.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Ex date” means the first date on which the shares of the Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question.

“Extension Fee” has the meaning specified in Section 5.02.

“Extension Right” has the meaning specified in Section 5.02.

“Fair Market Value” means, with respect to any asset or Property, the price which could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Fundamental Change” will be deemed to have occurred if any of the following occurs after the Securities are originally issued:

(1)  any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act),  is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Company’s Voting Stock (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of an entity held by any other entity (the “parent entity”), if such other person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity); or

(2) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the sale of all or substantially all of the Company’s assets to another Person, and, in the case of any such merger or consolidation, the Common Stock that is outstanding immediately prior to such transaction is changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee; or

(3)  during any period of two consecutive years, individuals who at the beginning of such period constituted the Company’s board of directors (together with any new directors whose election to the Company’s board of directors or whose nomination for election by the Company’s shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s board of directors, then in office; or

(4)  the adoption of a plan relating to the Company’s liquidation or dissolution; or

(5)  if shares of the Common Stock or American Depositary Receipts in respect of shares of Common Stock into which the Securities are exchangeable or convertible pursuant to the terms of this Indenture, are not listed for trading on any of the New York Stock Exchange, the NASDAQ

Global Market or the NASDAQ Global Select Market (or any of their respective successors),

provided, that the definition of Fundamental Change (and the definition of Make-Whole Fundamental Change) shall not include any event under clause (1) or any event specified under clause (2), including, without limitation, the creation of a holding company, in each case, if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of shares of Capital Stock traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction or creation of a holding company) and, as a result of such transaction or transactions the Securities become exchangeable or convertible into such shares of such Capital Stock pursuant to Section 12.09.

“Fundamental Change Expiration Time” has the meaning specified in Section 11.01.

“Fundamental Change Repurchase Date” has the meaning specified in Section 11.01.

“Fundamental Change Repurchase Notice” has the meaning specified in Section 11.01.

“Fundamental Change Repurchase Price” has the meaning specified in Section 11.01.

“Fundamental Change Repurchase Right Notice” has the meaning specified in Section 11.01.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the initial Issue Date.

“Global Security” means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or any Currency Rate Agreement.

 “Holder” means a Person in whose name a Security is registered in the Security Register.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(1)           the principal of and premium (if any) in respect of  indebtedness of such Person for borrowed money;

(2)           the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than loan notes or similar instruments issued solely by way of consideration for the acquisition of assets in order to defer capital gains or equivalent taxes where such loan notes or similar instruments are not issued for the purpose of financing but are issued for tax purposes);

(3)           all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto), other than reimbursement obligations with respect to letters of credit securing obligations (other than obligations described in (1), (2) and (5) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment of the letter of credit;

(4)           all obligations of such Person to pay the deferred and unpaid purchase price of Property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such Property in service or taking delivery and title thereto or the completion of such services and whose primary purpose is for financing;

(5)           all Capitalized Lease Obligations and all Attributable Debt of such Person;

(6)           the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)           all obligations referred to in other clauses of this definition of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of: (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

(8)           Hedging Obligations of such Person; and

(9)           all obligations of the type referred to in clauses (1) through (8) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date as determined in accordance with GAAP. The amount of Indebtedness under Hedging Obligations of a Person will be calculated by reference to the net liability of such Person thereunder (as determined in accordance with GAAP as of the date of the most recent financial statements distributed under Section 7.04).

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Purchasers” means Goldman, Sachs & Co., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.

“Initial Securities” has the meaning specified in the Recitals and includes any Securities issued upon the exercise of the Initial Purchasers’ option to purchase additional Securities.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Issue Date” with respect to the Initial Securities means April 16, 2008, and with respect to any Additional Securities, the date of original issuance of such Additional Securities.

“Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the Pink Sheets LLC or similar organization. In the absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least two nationally recognized independent investment banking firms, which may include any of the Initial Purchasers, selected from time to time by the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading. Any such determination shall be conclusive absent manifest error.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change under clauses (1), (2), (4) or (5) of the definition of such term, provided that no increase in the Conversion Rate shall be required in the case of any event specified under clauses (1) or (2) of such definition if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of shares of Capital Stock traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger, consolidation or transfer or such other transaction) and, as a result of such transaction or transactions the Securities become exchangeable or convertible into such shares of such Capital Stock pursuant to Section 12.09.

“Make-Whole Reference Date” means with respect to any Make-Whole Fundamental Change, the earliest of the date on which such Make-Whole Fundamental Change is publicly announced, occurs or becomes effective.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, required repurchase or otherwise.

“Maturity Date” means November 15, 2016.

“Measurement Period” has the meaning specified in Section 12.01.

“Member State” has the meaning specified in Section 8.03.

“Net Share Settlement Election” has the meaning specified in Section 12.02(b).

“Notice of Conversion” has the meaning specified in Section 12.02(c).

“Non-U.S. Jurisdiction” has the meaning specified in Section 8.01.

“Non-U.S. Holder” means a Holder or beneficial owner of the Securities who is not a “United States person” within the meaning of Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended.

“Observation Period” means, with respect to any Securities,

(a)  with respect to any Conversion Date occurring on or after the 35th Scheduled Trading Day prior to November 15, 2016, the 30 consecutive VWAP Trading Day period beginning on, and including, the 32nd Scheduled Trading Day prior to such maturity date (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day); and

(b)  in all other instances, the 30 consecutive VWAP Trading Day period beginning on and including the third VWAP Trading Day after the related Conversion Date in respect of such Securities.

“Officer” of a Person means the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Deputy Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary, the Assistant Secretary or any Director.

“Officer’s Certificate” means a certificate signed by an Officer.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Company.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)            Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and

(iii)          Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company, and shall initially be the Trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

 “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon voluntary or involuntary liquidation or dissolution of such Person, over the shares of Capital Stock of any other class of such Person.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

“Reference Property” has the meaning specified in Section 12.09.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 16, 2008, among the Company and the Initial Purchasers, for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

“Regular Record Date” for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 8.03.

“Reporting Default” has the meaning specified in Section 5.02.

“Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and having direct responsibility for the administration of the Indenture.

“Restricted Security” or “Restricted Securities” has the meaning specified in Section 2.09.

“Sale/Leaseback Transaction” means an arrangement relating to Property now owned or hereafter acquired by the Company or any Subsidiary whereby the Company or any Subsidiary transfers such Property to a Person and the Company or such Subsidiary leases it from such Person, other than leases between the Company and any Subsidiary or between Subsidiaries.

“Scheduled Trading Day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

“Security” and “Securities” have the meaning specified in the Recitals and include the Initial Securities and any Additional Securities. The Initial Securities and Additional Securities shall be treated as a single class for all purposes under this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended,

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.06.

“Shelf Registration Statement” means a shelf registration statement under the Securities Act registering the Securities for resale pursuant to the terms of the Registration Rights Agreement.

“Significant Subsidiaries” means any direct or indirect Subsidiary of the Company within the meaning of Section 1-02(w) of Regulation S-X as promulgated by the Commission.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.13.

“Specified Dollar Amount” means a dollar amount of cash to be delivered per $1,000 principal amount of Securities, which shall be deemed to be $1,000 if the Company has made an irrevocable Net Share Settlement Election, specified in a notice pursuant to Section 12.02.

“Spin-Off” has the meaning specified in Section 12.04(c).

“Stated Maturity”, when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Stock Price” means the price paid per share of Common Stock in connection with a Make-Whole Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Article 12, which shall be equal to (i) if holders of Common Stock receive only cash in such Make-Whole Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the

Trading Day preceding the date on which such Make-Whole Fundamental Change occurs or becomes effective.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Taxes” has the meaning specified in Section 8.03.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.

“Trading Price” with respect to any Securities, on any date of determination, means the average of the secondary market bid quotations obtained by the Conversion Agent for $2.0 million in principal amount of such Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include any of the Initial Purchasers; provided that if two such bids cannot reasonably be provided (in the reasonable judgment of the Company) to the Conversion Agent, but only one such bid is obtained, that one bid shall be used. If at least one bid for $2.0 million in principal amount of the Securities cannot reasonably be obtained, then the Trading Price per $1,000 in principal amount of Securities shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Any such determination shall be conclusive absent manifest error.

“Trading Price Condition” has the meaning specified in Section 12.01.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading, by reason of movements in price exceeding limits permitted by the stock exchange or otherwise, in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then VWAP Trading Day means a Business Day.

This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“Indenture Securities” means the Securities.

“Indenture Security Holder” means a Holder.

“Indenture to be Qualified” means this Indenture.

“Indenture Trustee” or “Institutional Trustee” means the Trustee.

All other terms in this Indenture that are defined by the Trust Indenture Act, defined by it by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the Trust Indenture Act, such required provision shall control.

Section 1.02.  Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.  Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (who may be an employee of the Company), unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant (who may be an employee of the Company) or firm of accountants, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.  Acts of Holders; Record Dates.

(a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments or instruments and records delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)        The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the

Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d)        The ownership of Securities shall be proved by the Security Register.

(e)        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05.  Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (or by facsimile transmission to (212) 815-5704 (or such other facsimile number specified by the Trustee), provided that oral confirmation of receipt shall have been received) to or with the Trustee at its Corporate Trust Office, or such other means reasonably acceptable to the Trustee, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer, with a copy to the Secretary or such other means reasonably acceptable to the Company.

Section 1.06.  Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, or by such other means reasonably acceptable to the Holder, in each case not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07.  Conflict With Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08.  Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09.  Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns and all agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

Section 1.10.  Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be effective only to the extent of such invalidity, illegality or unenforceability.

Section 1.11.  Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.  Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.13.  Legal Holidays.

In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Stated Maturity, or the last date on which a Holder has the right to convert his Securities, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Fundamental Change Repurchase Date, the Stated Maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be.

Section 1.14.  Indenture and Securities Solely Corporate Obligations.

None of the Company’s or its Subsidiaries’ past, present or future directors, officers, employees, incorporators or stockholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability.   The waiver and release are part of the consideration for the issuance of the Securities.

This waiver and release is part of the consideration for the issuance of the Securities.

Section 1.15.  Indenture May Be Executed in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

Section 1.16.  Acceptance of Trust.

The Bank of New York, the Trustee named herein, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions set forth herein.

ARTICLE 2

SECURITY FORMS

Section 2.01.  Forms Generally.

The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or any depositary therefore or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Notices of Conversion shall be in substantially the form set forth in Section 2.05.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02.  Form of Face of Security.

[INCLUDE IF SECURITY IS A RESTRICTED SECURITY –

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED  OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO   PURCHASE ADDITIONAL NOTES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER,

OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTES EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTES, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS NOTE WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE ISSUER HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL NOTES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE PURSUANT TO THE INDENTURE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE  REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE ISSUER MAY RESELL THIS NOTE OTHER THAN IN CONFORMITY WITH RULE 144 BEFORE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL NOTES). THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL NOTES) PROVIDED THAT ALL HOLDERS AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER NOTES IN CONFORMITY WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.]

VIRGIN MEDIA INC.

6.50% Convertible Senior Note due 2016

No.       $

CUSIP No.
ISIN No.

Virgin Media Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                         , or registered assigns, the principal sum [of                         Dollars] [IF THIS NOTE IS A GLOBAL SECURITY, THEN INSERT — set forth on the Principal Schedule attached to this Security] on November 15, 2016, and to pay interest thereon from April 16, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, semi-annually on May 15 and November 15 in each year, commencing November 15, 2008, at the rate of 6.50% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at 5:00 p.m., New York City time, on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose, which shall initially be the corporate trust operations office of The Bank of New York in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed

Dated:

VIRGIN MEDIA INC.

By:
Name:
Title:

Section 2.03.  Form of Reverse of Security.

This Security is one of a duly authorized issue of Securities of the Company designated as its 6.50% Convertible Senior Notes due 2016 (herein called the “Initial Securities”), initially limited in aggregate principal amount to $1,150,000,000, issued and to be issued under an Indenture, dated as of April 16, 2008 (herein called the “Indenture”), between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Company may from time to time, without notice to or the consent of the Holders of the Securities, create and issue further Securities (the “Additional Securities”, and together with the Initial Securities, the “Securities”) having the same terms and ranking equally and ratably with the Initial Securities, as part of one series, in all respects and with the same CUSIP number as the Initial Securities, or in all respects except for payment of interest accruing prior to the Issue Date of such Initial Securities. Any Additional Securities shall be consolidated and form a single series with the Initial Securities and shall have the same terms as to status, redemption, and otherwise as the Initial Securities. Any Additional Securities may be issued pursuant to authorization provided by a resolution of the Board of Directors of the Company, a supplement to the Indenture, or under an Officer’s Certificate pursuant to the

Indenture. No Additional Securities may be issued if an Event of Default has occurred and is continuing with respect to the Initial Securities.

In any case where the due date for the payment of the principal of or interest on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, interest or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for repayment or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Securities such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date, unless the relevant Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at 5:00 p.m., New York City time, on the corresponding Regular Record Date. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Securities a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof after the occurrence of any Fundamental Change, but on or before the 10th calendar day following such occurrence.

The Holder hereof has the right, at its option, (i) upon the occurrence of certain conditions specified in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding August 15, 2016, or (ii) on or after August 15, 2016, at any time prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert such Holder’s Securities or portion thereof which is $1,000 in principal amount or an integral multiple thereof, into shares of Common Stock (or cash or combination of cash and shares of Common Stock, at the election of the Company, as set forth in Section 12.02 of the Indenture) or Reference Property, in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon satisfaction of certain requirements set forth in the Indenture, including, if applicable, the surrender of this Security, together with a Notice of Conversion, a form of which is contained under Section 2.05 of the Indenture, as provided in the Indenture and this Security, to the Conversion Agent at the office or agency of the Company maintained for that purpose, or at the option of such Holder, the Corporate Trust Office, and, unless the shares of Common Stock or Reference Property, as the case may be, issuable on conversion are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The initial Conversion Rate shall be 52.0291 shares of Common Stock for each $1,000 in principal amount of Securities. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter into Reference Property. No fractional shares of Common Stock or Reference Property, as the case may be, shall be issued upon any conversion, but an adjustment in cash shall be paid to the Holder, as provided in the Indenture, in respect of any fraction of such share which would otherwise be issuable upon the surrender of any Security or Securities for conversion. No adjustment shall be made for dividends or any such shares issued upon conversion of such Securities except as provided in the Indenture.  The Company shall elect to settle conversions of the Securities in Common Stock, cash or a combination of cash and Common Stock, if any (or Reference Property), as provided in the Indenture.

No sinking fund is provided for the Securities and the Securities are not subject to redemption at the option of the Company.

In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the

Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, provided that such denomination is a minimum of $1,000 or an integral multiple thereof, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Trustee or Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[INCLUDE IN GLOBAL SECURITIES ONLY]

PRINCIPAL SCHEDULE

VIRGIN MEDIA INC.

6.50% Convertible Senior Notes due 2016

No.

The initial principal amount of this Global Security is $1,000,000,000. The following decreases or increases in this Global Security have been made:

Date of decrease or increase	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such increase or decrease

Section 2.04.  Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Section 2.05.  Form of Notice of Conversion.

Conversion notices shall be in substantially the following form:

NOTICE OF CONVERSION

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into cash, shares of Common Stock, a combination of cash and Shares or Common Stock or Reference Property, as applicable in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, if any, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Securities are to be registered in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:	Signature(s):

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other

Identification Number, if any

If only a portion of the Securities are to be converted, please indicate:

1. Principal amount to be converted: U.S. $

2. Principal amount and denomination of Securities representing unconverted principal amount to be issued:

Amount: U.S. $                      Denominations: U.S. $

(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)

Section 2.06.  Form of Assignment.

ASSIGNMENT

For value received,                                    hereby sell(s), assign(s) and transfer(s) unto                                     (Please insert Social Security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints                                     as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:	Signature(s):

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the one year after the last date of original issuance of Securities (including through the exercise of the Initial Purchasers’ option to purchase additional Securities), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

[Check One]

(1)                                  ☐                                   to the Company or a subsidiary thereof; or

(2)                                  ☐                                   under a registration statement that has been declared effective under the Securities Act; or

(3)                                  ☐                                   to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)                                  ☐                                   pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) is checked, with respect to any transfer within six months (or, if the Company has not satisfied the current public information requirements of Rule 144, one year) after the last date of original issuance of the Securities (including through the exercise of the Initial Purchasers’ option to purchase additional Securities) or if the Holder is an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company during the 90 days preceding the date of such transfer, the Holder will deliver to the Company and the Trustee such certificates, legal opinions and other information as the Company or the Trustee may reasonably require to confirm that the transfer by the Holder complies with the restrictions applicable to this Security.

If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the

Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.

In connection with any transfer prior to the first anniversary of the Issue Date set forth on the face of this Security (other than transfers pursuant to an effective registration statement or in compliance with Rule 144), the undersigned represents and warrants that to its knowledge the transferee is not an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company.

Dated:	Signature(s):

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

Signature Guaranteed

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

TO BE COMPLETED BY ALL PURCHASERS

In connection with any purchase (except if pursuant to an effective registration statement) of this Security occurring prior the first anniversary of the Issue Date set forth on the face of this Security, the undersigned represents and warrants that it is not an affiliate (within the meaning for Rule 144 under the Securities Act) of the Company.

Dated:	Signature(s):

NOTICE:  To be executed by an executive officer.

Section 2.07.  Form of Trustee’s Certificate of Authentication.

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Officer

Section 2.08.  Form of Fundamental Change Repurchase Notice.

To:  VIRGIN MEDIA INC.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Virgin Media Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay,                                   an amount in cash equal to 100% of the entire principal amount, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued and unpaid to, but excluding, the Fundamental Change Repurchase Date, except as provided in the Indenture.

Dated:

Signature

Principal amount to be repurchased (at least $1,000 or an integral multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase:

By:

Authorized signatory

Section 2.09.  Legend on Restricted Securities.

During the period beginning on the Issue Date and ending on the date the one year after the last date of original issuance of Securities (including through the exercise of the Initial Purchasers’ option to purchase additional Securities), any Security, including any Security issued in exchange therefor or in lieu thereof, shall be deemed a “Restricted Security” and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02; provided, however, that the term “Restricted Security” shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.10.  All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02.  Except as provided in Section 3.06 and Section 3.10, the Trustee shall not issue any unlegended Security until it has received an Officer’s Certificate from the Company directing it to do so.

ARTICLE 3

THE SECURITIES

Section 3.01.  Title and Terms; Principal and Interest.

The aggregate principal amount of Initial Securities which may be authenticated and delivered under this Indenture is limited to $1,150,000,000 and the aggregate amount of Additional Securities is unlimited, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.03, Section 3.04, Section 3.05, Section 3.06, Section 3.07, Section 9.06 or Section 12.02.

The Initial Securities and the Additional Securities, if any, shall be known and designated as the “6.50% Convertible Senior Notes due 2016” of the Company.

The Securities shall mature on November 15, 2016.

The Securities shall bear interest at the rate of 6.50% per annum, from April 16, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on May 15 and November 15, commencing November 15, 2008, until the principal thereof is paid or made available for payment.

If any Interest Payment Date falls on a day that is not a Business Day, the interest payment due on such Interest Payment Date shall be paid on the next succeeding Business Day and no interest on such payment will accrue for the period from the Interest Payment Date to such next succeeding Business Day. If the Stated Maturity date falls on a day that is not a Business Day, the required payment of interest, if any, and principal (and Additional Interest, if any), shall be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity date to such next succeeding Business Day. If a Fundamental Change Repurchase Date would fall on a day that is not a Business Day, the Company will purchase the Securities tendered for purchase on the next succeeding Business Day and no interest or Additional Interest on such Securities will accrue for the period from and after the earlier Fundamental Change Repurchase Date to such next succeeding Business

Day. The Company will pay the Fundamental Change Repurchase Price promptly following the later of (i) such next succeeding Business Day or (ii) the time of book entry transfer or the delivery of the Securities as set forth in Section 11.01 hereof.

A Holder of any Security at 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest (including any Additional Interest), on such Security on the corresponding Interest Payment Date. Holders of Securities at 5:00 p.m., New York City time, on a Regular Record Date will receive payment of interest (including any Additional Interest) payable on the corresponding Interest Payment Date notwithstanding the conversion of such Securities at any time after 5:00 p.m., New York City time on such Regular Record Date. Securities surrendered for conversion during the period after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest (including any Additional Interest) that the Holder is to receive on the Securities. Notwithstanding the foregoing, no such payment of interest (including any Additional Interest) need be made by any converting Holder (i) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (ii) to the extent of any overdue interest (including any overdue Additional Interest) existing at the time of conversion of such Security or (iii) for conversions with a Conversion Date after November 1, 2016.  Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest or Additional Interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the Conversion Date and delivery of the cash and shares of Common Stock (or Reference Property), if applicable, pursuant to Article 12 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities and accrued and unpaid interest and Additional Interest, if any, to, but not including, the related Conversion Date.

Principal of and interest on, Global Securities shall be payable to DTC in immediately available funds.

Principal on definitive Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the agency of the Trustee at New York, New York (such office and city in which the Paying Agent is located being herein after called the “Place of Payment”). Interest, on definitive Securities will be payable (i) to each Holder of Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to such Holder and (ii) to each Holder of Securities having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon application by such Holder to the Securities Registrar, not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Securities Registrar to the contrary.

The Securities shall be convertible as provided in Article 12 (any city in which the Conversion Agent is located being herein after called the “Place of Conversion”).

Section 3.02.  Denominations.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

Section 3.03.  Global Securities; Non-global Securities; Book-entry Provisions.

The Securities may be issued in Global or Non-Global (Definitive) Form as provided in this Indenture.

(a)                        Global Securities

(i)                       Each Global Security authenticated under this Indenture shall be registered in the name of Cede & Co., as nominee of DTC (the “Depositary”) and shall be delivered to the Trustee, as custodian for the Depositary. Each such Global Security shall constitute a single Security for all purposes of this Indenture.

(ii)                    Except for exchanges of Global Securities for definitive, non-Global Securities at the sole discretion of the Company, no Global Securities may be exchanged in whole or in part for Securities registered, and no transfer of a Securities in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (1) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (2) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In the case of an event described in clause (A), if a successor Depositary for such Global Security is not appointed by the Company within 90 calendar days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate directing the authentication and delivery of non-Global Securities, shall authenticate and deliver, non-Global Securities, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.  In the case of an event described in clause (B), the Company shall promptly upon the request of the Depositary execute, and the Trustee, upon receipt of an Officer’s Certificate directing the authentication and delivery of non-Global Securities, shall authenticate and deliver, non-Global Securities, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security that the Depositary requests be exchanged for such interests in such Global Security.

(iii)                 If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Securities Registrar, for exchange or cancellation, as provided in this Article. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Article 2 of this Indenture, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Securities Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Article, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. The Trustee shall be entitled to receive from the Depositary the names, addresses and tax identification numbers of the Persons in whose name the Securities are to be registered prior to such authentication and delivery. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article if such order, direction or request is given or made in accordance with the Applicable Procedures (to the extent such procedures are applicable to such direction or request).

(iv)                Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Security shall be authenticated and delivered in accordance with clause (b) of this Section 3.03.

(v)                   The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security shall not be considered the owners or holders thereof.

(b)                       Non-Global Securities. Securities issued upon the events described in Section 3.03(a)(ii) shall be in definitive, fully registered form, without interest coupons.

Section 3.04.  Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or one of its Vice Presidents, Treasurer or Assistant Treasurer. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.10, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Company may, subject to Article 10 of this Indenture and applicable law, issue Additional Securities under this Indenture; provided, however, that the Company may not issue Additional Securities if an Event of Default with respect to any Outstanding Securities shall have occurred and be continuing at the time of such issuance and provided, further, that no Additional Securities shall be issued under, or represented by, the same CUSIP as the Initial Securities unless and until such Additional Securities are fungible with the Initial Securities for U.S. federal income tax and U.S. federal securities law purposes. All Securities issued under this Indenture shall be treated as a single class for all purposes under this Indenture.

Section 3.05.  Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 3.06.  Registrar, Registration of Transfer and Exchange; Paying Agent.

(a)                        Registrar.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and for the transfers or exchange of Securities. Such Security Register shall distinguish between Initial Securities and Additional Securities to the extent that such Securities are not fungible in all respects. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided. The Company may change the Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Security Registrar.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination, provided that such denomination is a minimum of $1,000 or an integral multiple thereof, and of a like aggregate principal amount, each such Security bearing such restrictive legends as may be required by this Indenture.

At the option of the Holder and subject to the other provisions of this Section 3.06 and to Section 3.10, Securities may be exchanged for other Securities of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.  As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend of such Securities.

Except as provided in the following sentence and in Section 3.10, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legend required by Section 2.02, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) a

Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon.  The Company agrees for the benefit of the Holders that upon any request in writing as promptly as practicable but in any event within three Business Days of receipt of such written request and, in any event, on the day that is one year following the last date of original issuance of the Securities (including through the exercise of the Initial Purchasers’ option to purchase additional Securities), to deliver a Company Order stating that the Security is not a Restricted Security and may be issued without a legend thereon and thereafter cause the Securities to be represented by a certificate bearing a CUSIP number that represents that a person who is not an affiliate of the Company pursuant to Rule 144 (or any successor provision thereto) can resell such Securities without any volume or manner of sale restrictions thereunder.  Securities that are issued upon registration of transfer of, or in exchange for, Securities that are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Trustee or the Security Registrar may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith, other than exchanges pursuant to Section 3.04, Section 9.06 or Section 12.02 not involving any transfer.

(b)                       Restrictions on Transfer.  Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Security pursuant to Section 2.02, unless such restrictions on transfer shall be terminated in accordance with this Section 3.06(b) or Section 3.10.  The Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.

The restrictions imposed by this Section 3.06 and by Section 2.02 and Section 3.10 upon the transferability of any particular Restricted Security shall cease and terminate upon such Restricted Security having been sold pursuant to an effective Resale Registration Statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto).  Any Restricted Security as to which the restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.06, be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 2.02.  The Company shall inform the Trustee in writing of the effective date of any Resale Registration Statement registering the Securities under the Securities Act.  The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned resale registration statement.

Prior to the first anniversary of the last date of original issuance of the Securities (including through the exercise of the Initial Purchasers’ option to purchase additional Securities), the Securities may not be sold by any affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, except pursuant to an effective registration statement or in compliance with Rule 144.

As used in the preceding three paragraphs of this Section 3.06, the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

(c)                        Paying Agent.  The Company shall maintain an office or agency in New York, New York where Securities may be presented for payment (the “Paying Agent”). The Company initially appoints the Trustee as Paying Agent for the Securities. The Company may have one or more additional paying agents and the term “Paying Agent” shall include any such additional paying agent.

The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act, except in the case of a Paying Agent that acts as Paying Agent solely in connection with an offer to purchase the Securities pursuant to Article 10 of this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to compensation therefor pursuant to Section 6.07. The Company or any Subsidiaries may act as Paying Agent.

The Company may remove any Paying Agent upon written notice to such Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee or the Company shall serve as Paying Agent until the appointment of a successor in accordance with clause (i) above. The Paying Agent may resign at any time upon written notice to the Company and the Trustee.

(d)                       Paying Agent to Hold Money in Trust.  By no later than 10:00 a.m., New York City time, on the date on which any principal of or interest and Additional Interest, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest (including any Additional Interest), when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Security holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest (including any Additional Interest), on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 3.06, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

(e)                        Custodian.  The Company hereby appoints the Trustee as Custodian with respect to any Global Securities.

Section 3.07.  Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require from the applicable Holder the payment of a sum sufficient to cover any applicable transfer tax or other similar governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08.  Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest.

In the case of Securities represented by a Global Security registered in the name of or held by a Depositary or its nominee, payment of principal and interest (including Additional Interest), if any, will be made to the Depositary or its nominee, as the case may be, as the registered owner or Holder of such Global Security.  None of the Company, the Trustee and the Paying Agent, any Authenticating Agent or the Security Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of a beneficial ownership interest in a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Subject to the provisions of Article 12 hereof, in the case of any Security which is converted after 5:00 p.m., New York City time, on any Regular Record Date and on or prior to the next succeeding Interest Payment Date, interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at 5:00 p.m., New York City time, on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence or in Article 12 hereof, in the case of any Security (or any part thereof) which is converted, interest whose Stated Maturity is after the Conversion Date of such Security (or any part thereof) shall not be payable (except with respect to that part of the Security that is not converted).

Section 3.09.  Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.08)

interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

In the case of a Global Security, so long as the Depositary for such Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under this Indenture. Except as provided in Section 3.06, owners of beneficial interests in a Global Security will not be entitled to have Securities that are represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or Holders thereof under this Indenture.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall (a) prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or (b) impair, as between a Depositary and holders of beneficial interest in any Global Security, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of such Global Security.

Section 3.10.  Cancellation and Transfer Provisions.

(a)                        All Securities surrendered for payment, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedures. Copies of all cancelled Securities shall be provided to the Company by the Trustee, promptly following cancellation of such Securities.

(b)                       Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:

(i)                                     the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the

Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)                                  if the proposed transferee is an Agent Member, and the Securities to be transferred consist of non-Global Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the non-Global Securities to be transferred, and the Trustee shall cancel the non-Global Securities so transferred.

(c)                                  Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Securities not bearing the legend required by Section 2.02, the Security Registrar shall deliver Securities that do not bear such legends.  Upon registration of transfer, exchange or replacement pursuant to an effective Resale Registration Statement as contemplated by the Registration Rights Agreement or upon the Securities becoming, and during the period the Securities remain, eligible for resale by non-affiliates pursuant to Rule 144 without any volume or manner of sale restrictions, upon the registration of transfer, exchange or replacement of Securities bearing the legend required by Section 2.02, the Security Registrar shall deliver Securities that do not bear such legends and, in any event, on the day that is one year following the last date of original issuance of the Securities (including through the exercise of the Initial Purchasers’ option to purchase additional Securities), to deliver a Company Order stating that the Security is not a Restricted Security and may be issued without a legend thereon and thereafter cause the Securities to be represented by a certificate bearing a CUSIP number that represents that a person who is not an affiliate of the Company pursuant to Rule 144 (or any successor provision thereto) can resell such Securities without any volume or manner of sale restrictions thereunder.

(d)                                 General.  By its acceptance of any Security bearing the legend required by Section 2.02, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.  None of the Company or any Subsidiary of the Company shall purchase or sell any Security after the date hereof, except as required under the terms of this Indenture.

The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.10.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

Section 3.11.  CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in all notices to Holders as a convenience to Holders of the Securities; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or on such notice and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 3.12.  Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.13.  Special Record Date.

Any interest on any Security that is payable but not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)                        The Company may elect to make payment of any Defaulted Interest to Holders in whose names the Securities are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of the Securities at their addresses as they appear in the Security Register, or by such other means reasonably acceptable to such Holders, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their predecessor Securities) are registered at 5:00 p.m., New York City time, on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)                       The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01.  Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)                        either

(i)                       all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii)                             all such Securities not theretofore delivered to the Trustee for cancellation

(A)                     have become due and payable, and

(B)                       the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, lawful money of the United States, shares of Common Stock (or Reference Property) or the appropriate combination of lawful money of the United States and shares of Common Stock (or Reference Property) in amounts sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, sufficient to pay all amounts which have become due and payable at Stated Maturity or Fundamental Change Repurchase Date or following conversion, as the case may be;

(b)                       the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)                        the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money or Common Stock (or Reference Property) shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

Section 4.02.  Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all funds and/or Common Stock (or Reference Property) deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest or in settlement of the Company’s conversion obligations, as the case may be.

ARTICLE 5

REMEDIES

Section 5.01.  Events of Default.

Each of the following is an “Event of Default”:

(a)                                  default in any payment of interest (including Additional Interest), with respect to, any Security when due and payable and such default continues for a period of 30 days;

(b)                                 default in the payment of principal of any Security when due and payable at its Stated Maturity, upon required repurchase, upon acceleration or otherwise;

(c)                                  failure by the Company to comply with its obligations under Article 12 hereof to convert Securities into Common Stock and/or cash or Reference Property, as applicable;

(d)                                 failure by the Company to comply with its notice obligations under Article 11;

(e)                                  failure by the Company to comply for 60 days after written notice the Trustee or the Holders of at least 25% principal amount of the Securities then outstanding has been received by the Company to comply with any of the Company’s other agreements contained in the Securities or this Indenture; provided, however, that the Company shall have 90 days after receipt of such notice to remedy, or receive a waiver for, any failure to comply with its obligations to file its annual, quarterly and current reports in accordance with the covenant described under Section 7.04 or to comply with Section 314(a)(1) of the Trust Indenture Act so long as the Company is attempting to cure such failure as promptly as reasonably practicable;

(f)                                    failure by the Company or any majority-owned Subsidiary to pay any Indebtedness within any applicable grace period after final maturity, or the acceleration of any such Indebtedness by the holders thereof because of a default, if, in each case, the total amount of such Indebtedness unpaid or accelerated exceeds £50 million or its equivalent in another currency;

(g)                                 the rendering of any judgment or decree for the payment of money in excess of £50 million or its equivalent in another currency against the Company or any majority-owned Subsidiary if such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed before the end of such period; or

(h)                                 (A) a proceeding is commenced seeking a decree or order for (i) relief in respect of the Company or a Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Company or a Significant Subsidiary or for all or substantially all of the property and assets of the Company or a Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or a Significant Subsidiary (other than, except in the case of the Company, a solvent winding up or liquidation in connection with a transfer of assets among the Company and its Subsidiaries) and, in each case, such proceeding shall remain unstayed and in effect for a period of 30 consecutive days; or (B) the Company or a Significant Subsidiary (i) commences a voluntary case (including taking any action for the purpose of winding up) under any applicable Bankruptcy Law, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Company or a Significant Subsidiary or for all or substantially all of the property and assets of the Company or a Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 5.02.  Acceleration of Maturity; Rescission and Annulment.

Upon obtaining knowledge of the occurrence of an Event of Default, the Company shall promptly notify the Trustee in writing.  If an Event of Default occurs and is continuing, then and in every such case except as provided below, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare 100% of the principal of and accrued and unpaid interest (including Additional Interest) on all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. However, upon an Event of Default arising out of Section 5.01(h) with respect to the Company the principal of all the Securities, plus accrued and unpaid interest (including Additional Interest, if any) to the acceleration date, shall be due and payable immediately without notice from the Trustee or Holders.

Notwithstanding the foregoing, at the election of the Company, the sole remedy for the failure by the Company to comply with its obligations under Section 314(a)(1) of the Trust Indenture Act relating to the Company’s failure to file any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or of its covenants set forth in Section 7.04 (any such default, a “Reporting Default”), shall for the first 120 calendar days after the occurrence of such a default consist exclusively of the right (the “Extension Right”) to receive an extension fee on the Securities equal to 0.25% of the principal amount of the Securities (the “Extension Fee”). If the Company so elects, the Extension Fee shall be payable on all Outstanding Securities from the date on which the Reporting Default first occurs in accordance with this Section 5.02.  On the 121st day after such Reporting Default (if such violation is not cured or waived prior to such 121st calendar day), then the principal of and accrued and unpaid interest (including Additional Interest, if any) on all such Securities shall become due and payable immediately provided that the Trustee or the Holders of n ot less than 25% in principal amount of the Outstanding Securities shall have previously provided a notice of default.  The applicable grace period set forth in Section 5.01(e) shall be tolled until such 121st day provided that the Company is otherwise in compliance with the terms of the Extension Right set forth in this Section 5.02.  In the event the Company does not elect to pay the Extension Fee upon any such default in accordance with this  Section 5.02, the Securities will be subject to acceleration as provided in the first paragraph of this Section 5.02.

If the Company elects to pay the Extension Fee as the sole remedy for the Reporting Default, the Company shall (i) notify in writing, by a certificate, the Holders, the Paying Agent and the Trustee of such election at any time on or before 5:00 p.m., New York City time, on the first Business Day following the date on which a Reporting Default first occurs and (ii) thereafter pay the Extension Fee or Fees on the next succeeding Interest Payment Date or Dates.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that the Extension Fee is not payable. If the Extension Fee has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Notwithstanding the foregoing, if an event of default occurs under any series of the Company’s debt securities (other than the Securities ) issued subsequent to the Issue Date resulting from the Company’s failure to comply with its obligations under Section 314(a)(1) of the Trust Indenture Act relating to the Company’s failure to file any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and such event of default is not subject to extension on terms similar to those set forth in the foregoing paragraph and results in the principal amount of such debt securities becoming due and payable, then the Extension Right shall no longer apply and the Securities shall be subject to acceleration as provided in the first paragraph of this Section 5.02.

This Section 5.02, however, is subject to the conditions that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Securities and the principal of any and all Securities that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest (including Additional Interest, if any) to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the Securities during the period of such default), and if (a) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (b) any and all Events of Default under this Indenture with respect to such Securities, other than the nonpayment of principal of and accrued and unpaid interest (including Additional Interest, if any) on such Securities or failure to deliver amounts due upon conversion that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.13, then and in every such case the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default with respect to the Securities (other than with respect to the nonpayment of principal of and accrued and unpaid interest (including Additional Interest, if any, or failure to deliver amounts due upon conversion) on such Securities) and rescind and annul such declaration and its consequences and such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

Section 5.03.  Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a)                        default is made in the payment of any interest (including Additional Interest, if any) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)                       default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest (including Additional Interest, if any), and, to the extent that payment of such interest shall be legally permissible, interest on any overdue principal and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04.  Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05.  Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06.  Application of Money Collected.

Subject to Article 12, any money or property money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

THIRD: The balance, if any, to the Company or an other Person or Persons entitled thereto.

Section 5.07.  Limitation on Suits.

Subject to Section 5.08, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)                       such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)                      the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings or to pursue any other remedy in respect of such Event of Default in its own name as Trustee hereunder;

(c)                       such Holder or Holders have offered to the Trustee security or indemnity satisfactory to it against the losses, liabilities and expenses to be incurred in compliance with such request;

(d)                      the Trustee has not complied with such written request within 60 days of such request and offer of security or indemnity has failed to institute any such proceeding; and

(e)                       no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 5.08.  Unconditional Right of Holders to Receive Principal and Interest and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.08) interest (including Additional Interest, if any) on such Security on the respective Stated Maturities expressed in such Security and to convert such Security in accordance with Article 12 and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

Section 5.09.  Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.  Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.  Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 5.12.  Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

(a)                       such direction shall not be in conflict with any rule of law or with this Indenture,

(b)                      the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture, and

(c)                       the Trustee shall have been provided with indemnity satisfactory to it in its sole discretion.

Section 5.13.  Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

(a)                       in the payment of the principal of or interest (including Additional Interest, if any) on any Security or in the performance of the Company’s obligation to convert Securities and deliver cash, Common Stock and/or Reference Property due upon conversion, or

(b)                      in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities rescind any acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the uncured nonpayment of the principal of and interest (including Additional Interest, if any) on the Securities or failure to deliver amounts due upon conversion that have become due solely by such declaration of acceleration, have been cured or waived.

Section 5.14.  Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Security in accordance with Article 12.

Section 5.15.  Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

THE TRUSTEE

Section 6.01.  Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, subject to the succeeding paragraph and Section 6.03; provided that (a) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (b) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith with a direction received by it pursuant to Section 5.12.

In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, or that would require it to expend its own funds or involve the Trustee in personal liability if it shall in its sole discretion believe that repayment of such funds or adequate indemnity against such risk is not assured to it.  Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification or security satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Section 6.02.  Notice of Defaults.

The Trustee shall give the Holders notice of any default known to the Trustee that has occurred and is continuing hereunder within 90 days after such default has occurred. Except in the case of the default in the payment of principal of or interest (including Additional Interest, if any) on any Security or conversion default, the Trustee need not deliver the notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. In addition, the Trustee shall give the Holders of Securities notice of any default actually known to it as and to the extent provided by the Trust Indenture Act. The term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 6.03.  Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(a)                    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                   any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)                    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, for any action it takes or omits to take in good faith, rely upon an Officer’s Certificate;

(d)                   the Trustee may consult with counsel on any matter relating to the Indenture or the Securities and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)                    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)                      the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion (acting reasonably), may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall reasonably determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole expense of the Company upon giving reasonable prior written notice to the Company, and the Trustee shall incur no liability of any kind by reason of such investigation;

(g)                   the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers

(h)                   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(i)                       the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the particular Securities and this Indenture; and

(j)                       in no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.04.  Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.05.  May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent, Security Registrar or such other agent.

Section 6.06.  Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be otherwise agreed in writing between the Company and the Trustee.

Section 6.07.  Compensation and Reimbursement.

The Company agrees

(a)                    to pay to the Trustee from time to time reasonable compensation as shall be agreed in writing between the Company and the Trustee for all services, including any Agent capacity in which it acts under this Indenture, rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)                   except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including with respect to any other capacity in which it acts under this Indenture) and their officers, directors and agents in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

(c)                                  to indemnify the Trustee (including with respect to any other capacity in which it acts under this Indenture and their officers, directors and agents for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Company promptly of any such claim for which the Trustee may seek indemnity. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.

The Company further agrees, to secure the Company’s payment obligations in this Section 6.07, that the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee.

Section 6.08.  Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.09.  Corporate Trustee Required; Eligibility.

The Trustee shall at all times satisfy the requirement of Section 310(a) of the Trust Indenture Act. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10.  Resignation and Removal; Appointment of Successor.

(a)                    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b)                   The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                    The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d)                   If at any time:

(i)                     the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii)                  the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)               the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 6.10, the Company’s obligations under Section 6.07 hereof shall continue for the benefit of the retiring Trustee.

(f)                      The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.11.  Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee, such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon the reasonable written request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12.  Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13.  Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14.  Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents, reasonably acceptable to the Company, which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall deliver written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register, or by such other means reasonably acceptable to such Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments by the Company, subject to the provisions of Section 6.07.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities described in the
within-mentioned Indenture.

The Bank of New York,
as Trustee

By:
Name:
Title: Authenticating Agent

By:
Name:
Title: Authorized Officer

Section 6.15.  USA Patriot Act.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), The Bank of New York is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with The Bank of New York.  Accordingly, each of the parties agrees to provide The Bank of New York upon its reasonable request from time to time such identifying information and documentation as is in the possession of such party, or is obtainable by such party with unreasonable burden or expense, in order to enable The Bank of New York to comply with Applicable Law.

ARTICLE 7

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01.  Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a)                   semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(b)                  at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 7.02.  Preservation of Information; Communications to Holders.

(a)                   The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b)                  The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)                   Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.03.  Reports by Trustee.

(a)                   The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b)                  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

Section 7.04.  Reports by Company.

The Company shall file with the Trustee within 15 days after the same is so required to be filed with the Commission any documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and shall otherwise comply with the requirements of Trust Indenture Act Section 314(a); provided that any such information, documents or reports filed or furnished with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee as of the time such information, documents or reports are filed or furnished via EDGAR.

If at any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Securities shall, at such time, constitute “Restricted Securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly furnish to the Trustee, each Holder, beneficial owner or prospective purchaser of such Securities or the Common Stock issuable upon conversion thereof, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities pursuant to Rule 144A under the Securities Act and to take such other actions as any such Person may reasonably request, all to the extent required from time to time to enable such Person to sell its Securities or Common Stock issuable upon conversion thereof in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01.  Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets (excluding a pledge of securities issued by any of the Company’s

Subsidiaries but including, to the extent appropriate, any foreclosure on such pledged securities) to another Person, unless:

(a)                   the resulting, surviving or transferee Person, if not the Company, is a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia or the laws of England and Wales, Scotland, the Netherlands, Luxembourg, the Cayman Islands or Bermuda (each a “Non-U.S. Jurisdiction”) and such Person (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and interest (including Additional Interest, if any) on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article 12 and, to the extent that the Company has ongoing obligations pursuant to the Registration Rights Agreement, any obligations of the Company set forth in the Registration Rights Agreement;

(b)                  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)                   the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02.  Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. If the Company is still in existence after the transaction, it will be released from its obligations and covenants hereunder and the under the Securities, except in the case of a lease of all or substantially all the properties or assets of the Company.

Section 8.03.  Additional Amounts Following a Transaction Involving a Non-U.S. Jurisdiction.

All payments made under or with respect to the Securities following any consolidation, merger or transfer where the resulting, surviving or transferee

Person, if not the Company, is a Person organized and existing under the laws of a Non-U.S. Jurisdiction shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including any penalties or interest with respect thereto) (hereinafter, “Taxes”) imposed or levied by or on behalf of (1) the government of the Non-U.S. Jurisdiction, (2) any other jurisdiction in which the Company is organized or otherwise resident for tax purposes, (3) any jurisdiction from or through which payment is made and (4) any political subdivision or governmental authority or agency of or in any of the foregoing having the power to tax (each, a “Relevant Taxing Jurisdiction”), unless the Company is required to withhold or deduct such Taxes by law or by the interpretation or administration thereof.

If the Company is so required to withhold or deduct any amount for or on account of such Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities, the Company shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holders and beneficial owners of the Securities (including any Additional Interest) after such withholding or deduction will not be less than the amount the Holders and beneficial owners of the Securities would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

(1) any such Taxes that would not have been so imposed, withheld or deducted but for the existence of any present or former connection between the relevant Holder or beneficial owner of a Security (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of such Security);

(2) any estate, inheritance, gift, sales, excise, transfer, personal property Tax or similar Tax;

(3) any such Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, or any premium or interest on, the Securities;

(4) any such Taxes that are so imposed, withheld or deducted by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request by the Company addressed to the Holder or such beneficial owner (A) to provide information concerning the nationality, residence, identity or present or former connection with a Relevant Taxing Jurisdiction of such Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any certification, information or reporting requirement relating to such matters described in (A), which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes at source or otherwise;

(5) any withholding or deduction imposed on a payment to an individual required to be made pursuant to the European Council Directive 2003/48/EC (the “Directive”) or any law implementing, or introduced in order to conform to, such Directive;

(6) in the case of a Non-U.S. Holder, any deduction or withholding which could have been avoided had such Non-U.S. Holder presented a Security to another Paying Agent in a member state of the European Union as of the date of the relevant transaction (a “Member State”); or

(7) any combination of items (1), (2), (3), (4), (5) and (6) above.

The Company will not be required to pay Additional Amounts:

(a) to a Holder or beneficial owner of the Securities in respect of any payment to the extent of an amount equal to the amount of any such Taxes that were being imposed on, or deducted or withheld from, the last payment made to such Holder or beneficial owner under the Securities prior to the relevant consolidation, merger or transfer;

(b) if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Security for payment within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that such beneficiary would have been entitled to Additional Amounts had the Security been presented on the last day of the 30-day period); or

(c) with respect to any payment of principal of or interest (including Additional Interest, if any) on such Security to any Holder or beneficial owner that is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the sole Holder or beneficial owner of such Security.

If the Company will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Securities, the Company will deliver to the Trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company shall notify the Trustee promptly thereafter but in no event later than two business days prior to the date of payment) notice of payment in the form of an Officer’s Certificate. In either circumstance, the Officer’s Certificate must state that Additional Amounts will be payable and the amount so payable. The Officer’s Certificate must also set forth any other information necessary to enable the Paying Agent to pay Additional Amounts to Holders and beneficial owners on the relevant payment date.

The Company will (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law.  The Company will provide the Trustee with official receipts or other documentation reasonably satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid. Certificated copies of such receipts and such other documentation shall be made available to Holders upon request.  The Company will attach to such copies an Officer’s Certificate stating (x) that the amount of withholding Taxes evidenced by such copies was paid in connection with any payment made under or with respect to the Securities and (y) the amount of such withholding Taxes paid per $1,000 of Securities.

Upon the occurrence of any of the events described in the first paragraph of Section 8.01, the Company will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, the Indenture or any other related document or instrument, or the receipt of any payments with respect to the Securities, excluding taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, and the Company will agree to indemnify the Holders or the Trustee for any such taxes paid by the Holders or the Trustee.  Notwithstanding the foregoing sentence, the Trustee shall have no duty or obligation to pay any such Taxes.

In the event that the resulting, surviving or transferee Person is organized under the laws of a Non-U.S. Jurisdiction, the Company covenants to maintain a Paying Agent in a country that was a Member State at the time of the relevant consolidation, merger or transfer that will not be obliged to withhold or deduct Tax pursuant to the Directive.

In the event that the resulting, surviving or transferee Person is organized under the laws of a Non-U.S. Jurisdiction, the preceding provisions will survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction (other than the United States) in which any successor Person to such resulting, surviving or transferee Person is organized or any political subdivision or taxing authority or agency thereof or therein.

ARTICLE 9

MODIFICATION AND AMENDMENT

Section 9.01.  Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

(a)                   to cure any ambiguity, manifest error, defect or omission or inconsistency; provided that in the case of any omission or inconsistency the rights of the Holders are not adversely affected in any material respect; or

(b)                  to provide for the assumption by a successor corporation of the Company’s obligations under this Indenture; or

(c)                   to add guarantees with respect to the Securities; or

(d)                  to provide for a successor Trustee, Conversion Agent, Paying Agent or Security Registrar in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture; or

(e)                   to provide for the issuance of Additional Securities; provided that no such amendment or supplement may impair the rights or interests of any Holder of Outstanding Securities; or

(f)                     to increase the Conversion Rate; or

(g)                  to secure the Securities; or

(h)                  to add to the Company’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company; or

(i)                      to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article 12; or

(j)                      to make any change that does not adversely affect the rights of any Holder in any material respect; provided that any amendment to conform the terms of this Indenture or the Securities to the “Description of the Notes” section of the Company’s final offering memorandum dated April 10, 2008 relating to the offering of the Securities will not be deemed to be adverse to any Holder; or

(k)                      to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act.

With respect to any amendment or supplement made in reliance upon clause (j) above, the Trustee may conclusively rely on the written advice of counsel that is nationally recognized in its determination as to whether or not the Holders of the Securities would be materially and adversely affected by such change.  Such determination shall be conclusive and binding on all present and future Holders.

Section 9.02.  Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a)                      reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(b)                     reduce the rate, or extend the stated time for payment, of interest (including Additional Interest or Extension Fees) on any Security or reduce the amount, or extend the stated time for payment, of the Extension Fee; or

(c)                      reduce the principal, or extend the Stated Maturity, of any Security; or

(d)                     adversely affect the right to convert any Security as provided in Article 12; or

(e)                      reduce the Fundamental Change Repurchase Price of any Security or amend or modify in any manner adverse to Holder the Company’s obligation to make such payment, whether through amendment or waiver of provisions of the covenants, definitions or otherwise; or

(f)                          change the place of payment where, or the coin or currency in which, any the principal of, interest on, or Additional Interest or the Extension Fee, in respect of any Security is payable; or

(g)                       impair the right of any Holder to receive payment of principal of and interest (including Additional Interest, if any) on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or

(h)                       adversely affect the ranking of the Securities as the Company’s unsubordinated unsecured indebtedness; or

(i)                           modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 6.11 and Section 9.02(a).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03.  Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04.  Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

After any supplemental indenture under this Article becomes effective, the Company shall promptly issue a notice to the Holders briefly describing such supplemental indenture.  However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 9.05.  Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06.  Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE 10
COVENANTS

Section 10.01.  Payment of Principal and Interest.

The Company will duly and punctually pay the principal of and interest (including Additional Interest, if any) on the Securities in accordance with the terms of the Securities and this Indenture.

Section 10.02.  Maintenance of Office or Agency.

The Company will maintain an office or agency in the United States (which shall be initially the Trustee’s Corporate Trust Office) where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes as provided above. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03.  Money for Security Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act in that regard.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities and upon written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect  of the Securities and to account for any monies already paid.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sum.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04.  Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, confirming that, to the knowledge of the signer thereof, the Company is not in default (without regard to any period of grace or requirement of notice provided hereunder) in the performance and observance of any of the terms, provisions and conditions of this Indenture or in an Event of Default and, if the Company shall be in default or Event of Default, specifying all such defaults or Events of Default and the nature and status thereof of which they may have knowledge.

In addition, the Company will deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute a a default, the status of those events and what action the Company is taking or propose to take in respect thereof.

Section 10.05.  Existence.

Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, material rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 10.06.  Payment of Taxes.

The Company shall pay, and shall cause each Subsidiary to pay, prior to delinquency, all Taxes except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 10.07.  Additional Interest Under the Registration Rights Agreement.

If at any time Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate executed by an officer of the Company who may execute a Company Order to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable pursuant to the terms of the Registration Rights Agreement.  Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.  If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall promptly deliver to the Trustee such a certificate setting forth the particulars of such payment.

ARTICLE 11
REPURCHASE AT OPTION OF THE HOLDER

Section 11.01.  Repurchase at the Option of the Holder Upon a Fundamental Change.

(a)                        If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days and not more than 35 calendar days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”) unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at 5:00 p.m., New York City time, on the corresponding Regular Record Date.

Repurchases of Securities under this Section 11.01 shall be made, at the option of the Holder thereof, upon:

(i)             if the Securities are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Security or, if the

Securities are held in global form, a notice that complies with the Applicable Procedures, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)                                  delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 11.01 only if the Security so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A)	if certificated, the certificate numbers of Securities to be delivered for repurchase;

(B)	the portion of the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)	that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 11.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Security.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 11.01.

Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

(b)                       After the occurrence of a Fundamental Change, but on or before the 10th calendar day after the Effective Date of such Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the repurchase right, if any, at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail.

Each Fundamental Change Repurchase Right Notice shall specify (if applicable):

(i)	the events causing the Fundamental Change;

(ii)	the date of the Fundamental Change;

(iii)	the last date on which a Holder may exercise its repurchase rights under Section 11.01, if applicable;

(iv)	the Fundamental Change Repurchase Price, if applicable;

(v)	the Fundamental Change Repurchase Date, if applicable;

(vi)	the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)	the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii)	that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a
Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)	the procedures the Holder must follow to require the Company to purchase its Securities under
Section 11.01, if applicable.

(c)                        A Fundamental Change Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent and the Trustee in accordance with the Fundamental Change Repurchase Right Notice at any time prior to 5:00 p.m., New York City time, on the Business Day prior to the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”), specifying:

(i)             the principal amount of the withdrawn Securities,

(ii)          if certificated Securities have been issued, the certificate numbers of the withdrawn Securities or, if the Securities are not in certificated form, the notice must comply with the Applicable Procedures, and

(iii)       the principal amount, if any, of such Security that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000.

(d)                       On or prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 6.06) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Securities to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Securities by the Trustee (or other Paying Agent appointed by the Company), payment for Securities surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Security (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 11.01), and (y) the time of book-entry transfer or the delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 11.01 and in accordance with the procedures set forth in Section 3.01 with respect to the payment of principal on definitive Securities; provided, however, that all payments shall be subject to Section 11.01(a) and payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee (or other Paying Agent appointed by the Company) shall, promptly upon written demand by the Company, promptly return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e)                        If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Fundamental Change Repurchase Date all the Securities or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Securities shall cease to be outstanding, ((ii) interest (including Additional Interest), if any, shall cease to accrue on such Securities, and ((iii) all other rights of the Holders of such Securities shall terminate, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Securities and previously accrued and unpaid interest (including Additional Interest), if any, upon delivery or transfer of the Securities.

(f)                          No Securities may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded on or prior to such date.

(g)                       In connection with any repurchase of the Securities pursuant to this Article 11, the Company shall comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable and otherwise comply with all applicable federal and state securities laws.

ARTICLE 12
CONVERSION OF SECURITIES

Section 12.01.  Conversion Privilege and Conversion Rate.

(a)                                  Subject to the conditions described in clauses (i), (ii) and (iii) below, and upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder’s option, to tender for conversion all or any portion (if the portion to be converted is $1,000 in principal amount or an integral multiple thereof) of any Securities at any time prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding November 15, 2016, into shares of Common Stock (or, at the election of the Company, cash or a combination of cash and shares of Common Stock as described herein) at a rate of 52.0291 shares of Common Stock (subject to adjustment by the Company as provided in Section 12.01(e) and Section 12.04 hereof) per $1,000 in principal amount of the Securities (the “Conversion Rate”) under the circumstances and during the periods set forth below. On and after August 15, 2016 regardless of the conditions described in clauses (i), (ii) and (iii) below, and upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder’s option, to tender for conversion all or any portion (if the portion to be converted is $1,000 in principal amount or an integral multiple thereof) of any Securities at the applicable Conversion Rate at any time prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding November 15, 2016.

(i)  The Securities shall be convertible prior to August 15, 2016, during the five Business Day period after any five consecutive Trading Day period (as used in this Section 12.01(a)(i), the “Measurement Period”) in which the Trading Price per $1,000 in principal amount of the Securities for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the applicable Conversion Rate in effect on such Trading Day, as determined by the Conversion Agent and subject to compliance with the procedures and conditions described below concerning the Conversion Agent’s obligation to make such determination

(the “Trading Price Condition”). If a Holder provides the Company with written notice which includes reasonable evidence that the Trading Price per $1,000 in principal amount of the Securities would be less than 98% of the product of (a) the applicable Conversion Rate of the Securities and (b) the Last Reported Sale Price at such time, then the Company shall instruct the Conversion Agent to determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until the date on which the Trading Price per $1,000 in principal amount of the Securities is greater than or equal to 98% of the product of (a) the applicable Conversion Rate of the Securities and (b) the Last Reported Sale Price. Furthermore, if the Company does not, when obligated to do so pursuant to this clause (i), make a written request to the Conversion Agent to determine the Trading Price of the Securities, or if the Company makes such request to the Conversion Agent and the Conversion Agent does not make such determination, then the Trading Price per $1,000 in principal amount of the Securities shall be deemed to be less than 98% of the product of (a) the applicable Conversion Rate of the Securities and (b) the Last Reported Sale Price on such date.

If the Trading Price Condition has been met in accordance with the foregoing, the Company shall so notify the Holders of the Securities and the Trustee. If, at any time after the Trading Price Condition has been met in accordance with the foregoing, the Trading Price per $1,000 in principal amount of the Securities is greater than or equal to 98% of the product of (a) the applicable Conversion Rate of the Securities and (b) the Last Reported Sale Price on such date, the Company shall so notify the Holders of the Securities and the Trustee, and the Company shall have no further obligation to determine the Trading Price of the Securities unless requested to do so again in writing pursuant to this Section 12.01(a)(i).

(ii)                                  The Securities shall be convertible prior to August 15, 2016, during any calendar quarter after the calendar quarter ending June 30, 2008 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 120% of the applicable Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter. For each calendar quarter, the Company, or at the written request of the Company, the Conversion Agent, will determine if the Securities are convertible as the result of the satisfaction of the condition in this Section 12.01(a)(ii) in the preceding calendar quarter and the Company will promptly notify the Holders and the Trustee and, if the Company makes the determination, the Conversion Agent, if this condition was satisfied.

(iii)                               The Securities shall be convertible prior to August 15, 2016, as provided in subsections (b), (c) and (d) of this Section 12.01.

(b)                                 In the event that the Company elects to:

(i)                                     distribute to all or substantially all holders of Common Stock any rights or warrants entitling them, for a period of not more than 45 calendar days after the date of the distribution, to subscribe for or purchase Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock for the Trading Day immediately preceding the declaration date of such distribution; or

(ii)                                  distribute to all or substantially all holders of Common Stock assets (including cash) or debt securities of the Company or certain rights to purchase the Company’s securities (other than pursuant to a stockholders’ rights plan), which distribution has a per share value (as determined by the Company’s Board of Directors) exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, the Company shall notify Holders and the Trustee in writing with respect to any distribution referred to in either clause (i) or clause (ii) above and of the resulting conversion right no later than the 35th Scheduled Trading Day prior to the Ex Date for such distribution. Once the Company has given such notice, Holders may surrender the Securities for conversion at any time until the earlier of (A) 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex Date for such distribution or (B) the date the Company announces that such distribution will not take place even if the Securities are not otherwise convertible at such time. A Holder may not exercise this right if such Holder is permitted to participate (as a result of holding the Securities, and at the same time as holders of the Common Stock participate) in any distribution referred to in clause (i) or clause (ii) above as if such Holder held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder, without having to convert its Securities.

(c)                                  If the Company is a party to any transaction or event described in the definition of Fundamental Change, a Holder may surrender Securities for conversion at any time, after the Company gives the notice referred to in the last sentence of this Section 12.01(c), from the effective date of such event until (i) the Fundamental Change Repurchase Date corresponding to such events or (ii) if there is no such Fundamental Change Repurchase Date, 35 Scheduled Trading Days following the effective date of such transaction or event. After the occurrence of a Fundamental Change, the Company shall notify in writing, in the manner provided for in this Indenture, each of the Holders and the Trustee of the Fundamental Change no later than the effective date of such Fundamental Change.

(d)                                 If the Company is a party to a combination, merger, recapitalization, reclassification, binding-share exchange or other similar transaction or sale or conveyance of all or substantially all of its properties and assets (excluding a pledge of securities issued by any of the Company’s Subsidiaries but including, to the extent appropriate, any foreclosure on such pledged securities), in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property and that does not also constitute a Fundamental Change, then the Holders shall have the right to convert Securities at any time beginning on the date on which the Company gives notice or makes a public announcement of such transaction and ending on the 35th Scheduled Trading Day following the effective date of such transaction. The Company shall notify Holders and the Trustee in writing as soon as practicable, and in any event no later than the actual effective date of any such transaction.

(e)                                  If a Holder elects to convert Securities in connection with a Make-Whole Fundamental Change, the Conversion Rate applicable to each $1,000 in principal amount of Securities so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below.

Settlement of Securities tendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection (e) shall be settled pursuant to Section 12.02(e). For purposes of this subsection (e), a conversion shall be deemed to be “in connection with” such Make-Whole Fundamental Change if such conversion occurs on or after the effective date of such Make-Whole Fundamental Change and prior to 5:00 p.m., New York City time, on the Business Day immediately prior to the related Fundamental Change Repurchase Date for such Make-Whole Fundamental Change. The Company will notify Holders and the Trustee in writing of the effective date of any Make-Whole Fundamental Change applicable to this subsection (e) and issue a press release on the effective date of such transaction.

(i)                                     The number of Additional Shares by which the applicable Conversion Rate will be increased in the event of a Make-Whole Fundamental Change shall be determined by the Company by reference to the table attached as Schedule A hereto, based on the Make-Whole Reference Date and the Stock Price; provided, that if the actual Stock Price is between two Stock Price amounts in the table or the Make-Whole Reference Date is between two Make-Whole Reference Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Make-Whole Reference Dates, as applicable, based on a 365-day year; provided, further, that if (1) the Stock Price is greater than $100.00 per share of Common Stock (subject to adjustment in accordance with clause (ii) below), no adjustments will be made in the Conversion Rate, and (2) the Stock Price is less than $12.37 per share (subject to adjustment in accordance with clause (ii) below), no adjustments will be made in the Conversion Rate. Notwithstanding the foregoing, in no event shall the Conversion

Rate exceed 80.8407 shares per $1,000 in principal amount of Securities (subject to adjustment in the same manner as set forth in Section 12.04). In addition, if Holders convert their Securities prior to any effective date of any Make Whole Fundamental Change and the Make Whole Fundamental Change does not occur, Holders will not be entitled to an increased Conversion Rate in connection with such conversion.

(ii)                                  The Stock Prices set forth in the first column of the table in Schedule A hereto shall be adjusted by the Company as of any date on which the Conversion Rate of the Securities is adjusted (except pursuant to this Section 12.01(e)). The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 12.04.

Section 12.02.  Exercise of Conversion Privilege; Settlement.

(a)                                  The Company shall settle Securities tendered for conversion by delivering, as applicable:

(i)                                     if the Company elects to settle a Conversion in shares of Common Stock, on the third Business Day immediately following the Conversion Date, a number of shares of Common Stock obtained by dividing the aggregate principal amount of Securities to be converted by 1,000, and multiplying that quotient by the applicable Conversion Rate on the relevant Conversion Date;

(ii)                                  if the Company elects to settle a Conversion in cash, on the third Business Day immediately following the last day of the related Observation Period, for each $1,000 in principal amount of Securities tendered for conversion, cash in an amount equal to the sum of the Daily Conversion Values for each of the 30 VWAP Trading Days during the related Observation Period; or

(iii)                               if the Company elects to settle a Conversion in a combination of cash and shares of Common Stock, on the third Business Day immediately following the last day of the related Observation Period, for each $1,000 in principal amount of Securities tendered for conversion, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 30 VWAP Trading Days during the related Observation Period, in each case subject, if applicable, to Section 12.02(c), Section 12.03 and Section 12.09 hereof. The applicable settlement method for any particular conversion of Securities (pursuant to clause (i), (ii) or (iii) above) shall be determined pursuant to Section 12.02(b).

(b)                                 Prior to the 35th Scheduled Trading Day prior to the Maturity Date, the Company may elect to repay Securities tendered for conversion pursuant to clause (i), (ii) or (iii) of Section 12.02(a) (or, if the Company has made the Net Share Settlement Election on or prior to the applicable Conversion Date, clause (iii) of Section 12.02(a)) by providing notice (a “Consideration Notice”) to the converting Holders through the Trustee (by requesting in writing that the Trustee provide the Consideration Notice) of the applicable settlement method no later than the second Scheduled Trading Day immediately following the related Conversion Date or by making the Net Share Settlement Election. If the Consideration Notice designates settlement pursuant to clause (iii) of Section 12.02(a), it will state the Specified Dollar Amount. If the Company does not provide a Consideration Notice in respect of a conversion and has not made the Net Settlement Election, conversion of the applicable Securities will be settled pursuant to clause (i) of Section 12.02(a).

Prior to the 35th Scheduled Trading Day prior to the Maturity Date, if the Company has not made the Net Share Settlement Election, the Company may deliver a one-time Consideration Notice to the Holders designating the settlement method (clause (i), (ii) or (iii) of Section 12.02(a) or, if the Company has made the Net Share Settlement Election, clause (iii) of Section 12.02(a)) for all conversions that occur on or after the 35th Scheduled Trading Day prior to such Maturity Date. For conversions that occur on or after the 35th Scheduled Trading Day prior to the Maturity Date, if the Company has not delivered the one-time Consideration Notice referred to in this Section 12.02(b) and has not made an irrevocable Net Share Settlement Election, conversion of the Securities will be settled in accordance with clause (i) of Section 12.02(a).

At any time on or prior to the 35th Scheduled Trading Day prior to the Maturity Date, the Company may deliver a one-time irrevocable notice to the Holders electing to settle all conversions of the Securities from the date of such notice pursuant to clause (iii) of Section 12.02(a) (the “Net Share Settlement Election”).  If the Company has made the Net Share Settlement Election, the notice of such Net Share Settlement Election shall state the Specified Dollar Amount applicable to all conversions of such Securities, which shall be equal to the principal amount of such Securities as of the Conversion Date. Upon making the Net Share Settlement Election, the Company will issue a press release or post such information on its website, or otherwise publicly disclose such information, and will provide written notice to the Holders in the manner contemplated by this Indenture, including through the facilities of the DTC.

The Company may irrevocably renounce the right to the Net Share Settlement Election at any time prior to the earlier of (i) the 35th Scheduled Trading Day preceding the Maturity Date and (ii) the Company’s exercise of such right to the Net Share Settlement Election. Upon such renunciation, the Company shall no longer have the right to the Net Share Settlement Election with respect to the Securities, and any such attempted election shall have no effect.

The Company will settle all conversions by Holders converting on the same Trading Day in the same manner. Except for all conversions that occur on or after the 35th Scheduled Trading Day prior to the Maturity Date, the Company will have no obligation to repay any Securities tendered for conversion on different Trading Days in the same manner.

(c)                                  Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled pursuant to Section 12.02(i) and, if required, pay all Taxes or duties, if any, in connection therewith and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth under Section 2.05 (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon repayment of Securities tendered for conversion to be registered, (B) surrender such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, and (C) if required, pay all taxes or duties, if any, in connection therewith and (D) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 12.02(i).

No Notice of Conversion with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 11.01.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the repayment of such Securities tendered for conversion, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(d)                                 Delivery of the amounts owing in satisfaction of the conversion obligation set forth in this Article 12 shall be made by the Company in no event later than the date specified in subsections (a) or (b), as applicable, of this Section 12.02. The Company shall make such delivery by paying the cash amount owed, if any, to the Holder of the Security surrendered for conversion, or such Holder’s nominee or nominees, and/or by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such conversion obligation (together with any cash in lieu of fractional shares).

(e)                                  In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(f)                                    If a Holder submits a Security for conversion, the Company shall pay all documentary, stamp or similar issue or transfer Tax, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. In addition, if a Holder submits a Security for conversion following any merger, consolidation, combination, share exchange or similar transaction or transfer of all or substantially all of the Company’s properties or assets with the successor Person being organized in a Non-U.S. jurisdiction, the Company shall pay all documentary, stamp or similar issue or transfer Tax, if any, which may be imposed by the such Non-U.S. Jurisdiction or other Relevant Taxing Jurisdiction or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion.  However, in either case, the Holder and not the Company shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.   Subject to Section 8.03, the Company will not be required to make any payment with respect to any other Tax, assessment or governmental charge imposed by any other government or any political subdivision or taxing authority thereof.

(g)                                 Except as provided in Section 12.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 12.

(h)                                 Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Securities effected through any Conversion Agent other than the Trustee.

(i)                                     Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest except as set forth below. The

Company’s repayment of Securities tendered for conversion as described above shall be deemed to satisfy its obligation to pay the principal amount of the Securities and accrued and unpaid Interest to, but not including, the Conversion Date.  As a result, accrued and unpaid Interest on the Securities to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Securities are converted after 5:00 p.m., New York City time, on a Regular Record Date, Holders of such Securities as of 5:00 p.m., New York City time, on such Regular Record Date shall receive the interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount in cash equal to the interest payable, on such Interest Payment Date, on the Securities so converted; provided, however, that no such payment need be made (i) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and prior to the corresponding Interest Payment Date; (ii) to the extent of any overdue interest remains unpaid at the time of conversion with respect to such Note; or (iii) in respect of any conversions that occur on or after the Record Date immediately preceding the Maturity Date.  Except as described above, no payment or adjustment shall be made for accrued interest on converted Securities.

(j)                                     Notwithstanding anything to the contrary contained herein, if and to the extent that shareholder approval would be required under the listing standards of The NASDAQ Stock Market to issue additional shares of Common Stock following adjustments set forth in this Indenture, the Company will either obtain shareholder approval or elect to settle for such additional shares by paying in cash.

Section 12.03.  Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) based on the Daily VWAP on (x) the last VWAP Trading Day of the applicable Observation Period in the case of conversions settled in accordance with clause (iii) of Section 12.02(a) above and (y) the Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day) if the Company elects to settle in accordance with clause (i) of Section 12.02(a) above.

Section 12.04.  Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Rate if Holders (as a result of holding the Securities, and at the same time as common stockholders) participate in any of the transactions described below as if such Holders held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holders, without having to convert their Securities:

(a)                        In case the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or the Company shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0	x	OS'
OS0

where,

CR0 = the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR' = the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS0 = the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex Date for such dividend or distribution or on the effective date of such share split or combination, as the case may be; and

OS' = the number of shares of Common Stock that would be outstanding as of 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex Date for such dividend or distribution after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination after giving effect to such share split or combination, as the case may be.

Any adjustment made pursuant to this subsection (a) shall become effective on the date that is immediately after (x) the Ex Date for such dividend or distribution, or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution of the type described in this Section 12.04(a) is declared but not paid or made or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

(b)                       In case the Company distributes to all or substantially all holders of Common Stock any rights or warrants (other than, as described below, rights distributed pursuant to a stockholders’ rights plan) entitling them for a period of not more than 45 calendar days after the date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the average of Last Reported Sale Prices of the Common Stock on the ten Trading Days immediately preceding the date of public announcement of such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0	x	OS0 + X
OS0 + Y

where,

CR0 = the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex Date for such distribution;

CR' = the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex Date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex Date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of public announcement of such distribution.

For purposes of this subsection (b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Prices over the ten consecutive Trading Days immediately preceding the date of public announcement of such distribution, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.  If any right or warrant described in this paragraph (b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would have been in effect if such unexercised or unconverted right or warrant had not been issued.

(c)       In case the Company distributes to shares of any class of Capital Stock of the Company, evidences of its indebtedness or other assets or property of the Company to all or substantially all holders of Common Stock (but excluding dividends or distributions referred to in subsection (a) or (b) of this Section 12.04, dividends or distributions paid exclusively in cash referred to in subsection (d) of this Section 12.04, and distributions described below in this subsection (c) with respect to Spin-Offs), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0	x	SP0
SP0 – FMV

where,

CR0 = the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex Date for such distribution;

CR' = the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex Date for such distribution;

SP0 = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

FMV = the fair market value of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex Date for such distribution, as determined by the Board of Directors.

With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other Company business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

CR' = CR0	x	FMV0 + MP0
MP0

where,

CR0 = the Conversion Rate in effect immediately prior to the 10th Trading Day immediately following the effective date of the Spin-Off;

CR' = the Conversion Rate in effect immediately after the 10th Trading Day immediately following the effective date of the Spin-Off;

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following (and excluding) the effective date of the Spin-Off or, if the Capital Stock or similar equity interest distributed to holders of Common Stock is not traded on a national or regional securities exchange or over-the-counter market, the fair market value of such Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors; and

MP0 = the average of the Last Reported Sale Prices per share of the Common Stock over the first 10 consecutive Trading Day period immediately following (and excluding) the effective date of the Spin-Off.

Such adjustment shall occur on the 10th Trading Day from (and excluding) the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following, and excluding, the effective date of any Spin-Off, references in this subsection (c) with respect to the Spin-Off to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

If any such dividend or distribution described in this subsection (c) is declared but not paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d)           In case the Company shall pay any cash dividends or distributions to all or substantially all holders of its Common Stock, excluding (x) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or upon a merger or consolidation of the Company and (y) the first dividend or distribution with an Ex Date in any calendar quarter if such dividend or distribution does not exceed $0.04 per share (the “Dividend Threshold Amount”), the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0	x	SP0 – T
SP0 – C

where,

CR0 = the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex Date for such distribution;

CR' = the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex Date for such distribution;

SP0 = the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex Date for such distribution;

T = (i) the Dividend Threshold Amount, in the case of the first dividend or distribution with an Ex Date in any calendar quarter or (ii) zero, in the case of any dividend or distribution in a calendar quarter that is not the first such dividend or distribution in such calendar quarter.  The Dividend Threshold Amount shall be subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted; provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate as described under this clause (d); and

C = the cash amount per share of Common Stock of the dividend or distribution.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex Date for such distribution. If any such dividend or distribution is declared but not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

 (e)          In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR' = CR0	x	AC + (SP' x OS')
OS0 x SP'

where,

CR0 = the Conversion Rate in effect on the date such tender or exchange offer expires;

CR' = the Conversion Rate in effect on the date next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS' = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP' = the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the Trading Day next succeeding the date such tender or exchange offer expires.

(f)            No adjustment to the Conversion Rate shall be made if the application of any of the formulas set forth in this Section 12.04 (other than in connection with a share combination) would result in a decrease in the Conversion Rate.

In addition to any increases to the Conversion Rate required by subsections (a), (b), (c), (d), and (e) of this Section 12.04, and to the extent permitted by applicable law and the rules of the NASDAQ Global Select Stock Market or any other securities exchange on which the Common Stock is then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, which determination shall be conclusive.  Whenever the Company decides to increase the Conversion Rate pursuant to the preceding sentence, the Company shall mail to the Holder of each Security at his last address appearing on the register provided for in Section 7.01 and the Trustee a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect and otherwise comply with applicable law. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(g)           Without limiting the foregoing, except as otherwise provided in this Section 12.04 or in Section 12.01(e), no adjustment to the Conversion Rate will be made:

(i)            upon the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)           upon the issuance of any shares of Common Stock or options or rights to purchase or acquire shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or stock purchase plan of or assumed by the Company or any of its Subsidiaries;

(iii)          upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding prior to the date of this Indenture;

(iv)          for a change in the par value of the Common Stock; or

(v)           for accrued and unpaid interest.

(h)           All calculations and other determinations under this Article shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share. No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate.  However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate that the Company elects not to make and take them into account upon the earlier of (1) any conversion of Securities or (2) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%.

(i)            For purposes of this Section 12.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(j)            With respect to a conversion of Securities pursuant to this Article 12, at and after 5:00 p.m., New York City time, on the Conversion Date (each such day the “Relevant Date”), the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company on such Relevant Date.  On and after the Conversion Date with respect to a conversion of Securities pursuant hereto, all rights of the Holders of such Securities shall terminate, other than the right to receive the consideration deliverable upon conversion of such Securities as provided herein. A Holder of a Security is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Security and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, 5:00 p.m., New York City time, on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.

(k)  To the extent that the Company has a stockholders’ rights plan in effect upon conversion of the Securities into Common Stock, you will receive, in addition to any Common Stock deliverable and in lieu of any adjustment to the Conversion Rate, the rights under the stockholders’ rights plan, unless prior to any conversion, the rights have separated from Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness or assets as described in Section 12.04(c), subject to readjustment in the event of expiration, termination or redemption of such rights.  A further adjustment will occur as described in Section 12.04(d), if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(l)            If during a period applicable for calculating the Last Reported Sale Price of Common Stock or any other security, an event occurs that requires an adjustment to the Conversion Rate, the Last Reported Sale Price of such security shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such event on the price of such security during such period.  Whenever any provision of this Indenture requires a calculation of an average of Last Reported Sale Prices of Common Stock or any other security over multiple days, appropriate adjustments shall be made to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of the event occurs, at any time during the period during which the average is to be calculated.

Section 12.05.  Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted as herein provided:

(a)           the Company shall compute the adjusted Conversion Rate in accordance with Section 12.04 and shall prepare a certificate signed by an Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and

(b)           upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and such notice shall be provided by the Company to all Holders in accordance with Section 1.06.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.

Section 12.06.  Company to Reserve Common Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

Section 12.07.  Certain Covenants.

Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Securities shall be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company further covenants that if at any time the Common Stock shall be listed for trading on any other national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Securities.

Section 12.08.  Cancellation of Converted Securities.

All Securities surrendered for the purpose of payment, repurchase, conversion or registration of transfer, shall, if surrendered to the Company or any

Paying Agent or any Security Registrar, be surrendered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities in accordance with its customary procedures and shall promptly provide copies of all cancelled certificates to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as satisfaction of the debt represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 12.09.  Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.

If there shall occur (i) any Fundamental Change described in clause (2) of the definition of Fundamental Change, (ii) any reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (iii) any consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event, or (iv) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person (excluding a pledge of securities issued by any Subsidiary but including, to the extent appropriate, any foreclosure on such pledged securities), in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for their shares of Common Stock (any such event described in clauses (i) through (iv) a “Merger Event”), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee (subject to the Trustee’s rights as provided herein) a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such change of control, consolidation, binding share exchange, recapitalization, reclassification, merger, combination, sale or conveyance or Fundamental Change described in clause (2) of the definition of Fundamental Change, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 11.

In the event a supplemental indenture is executed pursuant to this Section 12.09, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities, property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders, and the Trustee shall be protected in relying on such Officer’s Certificate; it being understood that the Trustee shall have no responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to this Section 12.09.

If any securities to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section 12.09 shall provide that the Company or the successor or the purchasing Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, then such company, shall use commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), to secure such registration or approval in connection with the conversion of Securities.

Notwithstanding the provisions of Section 12.02 and Section 12.03, and subject to the provisions of Section 12.01, at the effective time of such Merger Event, the right to convert each $1,000 in principal amount of Securities shall be changed to a right to convert such Securities by reference to the kind and amount of cash, securities, or other property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such transaction, a Holder shall be entitled thereafter to convert its Securities into the same type (and in the same proportion) of Reference Property, subject to the Company’s right to elect to settle conversions, in whole or in part, in shares of Common Stock, cash or a combination of cash and shares of Common Stock, provided that if the Company makes an irrevocable Net Share Settlement Election, upon conversion, or if the Company elects to settle all or a portion of Securities tendered for conversion in cash, Holders will receive Reference Property as follows: (x) cash up to the aggregate principal portion or sum of the Daily Cash Amounts upon any conversion (or, in the case of settlement solely in cash, cash for the sum of the Daily Conversion Values in respect of such conversion), and (y) in lieu of the shares of Common Stock otherwise deliverable, Reference Property. The amount of consideration, and, consequently, Reference Property, Holders receive upon conversion will be based on the Daily Conversion Values of Reference Property and the applicable Conversion Rate, as described in Section 12.02.  For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of any Merger Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration determined, based in part upon any form of stockholder election, such consideration will be deemed to be, (i) if holders of a majority of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration received by holders of a plurality of Common Stock that affirmatively make such an election, or (ii) if no (or a minority of) holders of Common Stock affirmatively make such an election, the weighted average of the types and amount of consideration actually received by all holders of Common Stock. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a Holder to convert its Securities in accordance with the provisions of this Article 12 prior to the effective date of any such Merger Event.  Notwithstanding the foregoing, if the Reference Property is all cash, Holders will be entitled upon conversion to the consideration that they would have been entitled to receive if they had held a number of shares of Common Stock equal to the applicable Conversion Rate in effect immediately prior to these events and payment upon conversion shall occur on the third business day after the Conversion Date.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Securities Register provided for in this Indenture, within 30 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 12.09 shall similarly apply to successive Merger Events.

Section 12.10.  Responsibility of Trustee for Conversion Provisions.

The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Securities; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

VIRGIN MEDIA INC.

By:	/s/ James F. Mooney
Name: James F. Mooney
Title: Chairman of the Board

[Trustee Signature Follows]

[Signature Page to the Indenture]

THE BANK OF NEW YORK,
As Trustee

By:	/s/ Michael Lee
Name: Michael Lee
Title: Authorized Signatory

[Signature Page to the Indenture]

Schedule A

Stock Price	April 16, 2008	November 15, 2008	November 15, 2009	November 15, 2010	November 15, 2011	November 15, 2012	November 15, 2013	November 15, 2014	November 15, 2015	November 15, 2016
$12.37	28.8116	28.8116	28.1112	27.4822	27.0022	26.6055	26.2577	26.0326	26.2505	28.8116
$13.00	26.8705	26.8768	26.1025	25.4502	24.9137	24.4188	23.9126	23.4227	23.1470	24.8819
$14.00	24.1298	24.1064	23.3421	22.6678	22.0668	21.4544	20.7539	19.9311	19.0062	19.3874
$15.00	21.8002	21.7550	21.0074	20.3250	19.6833	18.9902	18.1516	17.0850	15.6624	14.6255
$17.00	18.0652	17.9931	17.2903	16.6189	15.9440	15.1667	14.1721	12.8171	10.7785	6.7824
$20.00	14.0365	13.9481	13.3237	12.7036	12.0472	11.2566	10.2098	8.7358	6.4296	0.0000
$25.00	9.7370	9.6493	9.1507	8.6413	8.0822	7.3901	6.4596	5.1473	3.1707	0.0000
$30.00	7.0642	6.9890	6.5946	6.1886	5.7379	5.1764	4.4230	3.3790	1.9094	0.0000
$40.00	4.0033	3.9629	3.7152	3.4629	3.1844	2.8399	2.3862	1.7809	1.0110	0.0000
$50.00	2.3563	2.3632	2.2054	2.0492	1.8806	1.6754	1.4110	1.0681	0.6447	0.0000
$60.00	1.3568	1.4263	1.3250	1.2285	1.1281	1.0083	0.8560	0.6664	0.4247	0.0000
$80.00	0.3026	0.4771	0.4367	0.4014	0.3696	0.3338	0.2855	0.2437	0.1639	0.0000
$100.00	0.0000	0.0931	0.0787	0.0653	0.0606	0.0556	0.0419	0.0480	0.0236	0.0000

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